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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15171) pertaining to TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-84284) pertaining to the TheraTx, Incorporated 1994 Stock Option/Stock Issuance Plan and the PersonaCare, Inc. 1992 Stock Option Plan, the Registration Statement (Form S-8 No. 33-97254) pertaining to the TheraTx, Incorporated 1994 Stock Option/Stock Issuance Plan, the Registration Statement (Form S-8 No. 333-1608) pertaining to the Helian Health Group, Inc. Amended and Restated 1989 Stock Option Plan and the Registration Statement (Form S-3 No. 33-97740) for the registration of 836,216 shares of TheraTx, Incorporated common stock of our report dated March 21, 1997, with respect to the consolidated financial statements and schedule of TheraTx, Incorporated and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.





Atlanta, Georgia                                   ERNST & YOUNG LLP
April 9, 1997